Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) hereby amends that certain Employment Agreement effective as of January 28, 2026 (the “Employment Agreement”) between New Era Energy & Digital, Inc., a Nevada corporation (the “Company”), and Charles Nelson (“Executive”).

WHEREAS, Executive currently serves as the Company’s President and Chief Operating Officer;

WHEREAS, the Company desires to promote Executive to the position of Chief Executive Officer, and Executive desires to accept such promotion, effective as of July 1, 2026; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement to reflect Executive’s promotion.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1. Effective as of July 1, 2026, Section 2 of the Employment Agreement is hereby amended to replace the reference to “President and Chief Operating Officer of the Company” therein with a reference to “Chief Executive Officer of the Company”.

2. Except as otherwise set forth herein, the terms of the Employment Agreement remain unchanged and in full force and effect.

3. This Amendment may be executed in separate counterparts (including counterparts transmitted by facsimile or Adobe PDF attached to an email), each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

4. This Amendment and the Employment Agreement embody the complete agreement and understanding between the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the Company and Executive have executed this Agreement effective as of July 1, 2026.

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ Ted Warner
Name:	Ted Warner
Title:	Chief Financial Officer

CHARLES NELSON

/s/ Charles Nelson